Amendment, dated February 24, 2000 to the Employment Agreement dated September 10, 1998 between KeySpan Corporation d/b/a KeySpan Energy, a New York corporation (the "Company") and Robert B. Catell (the "Executive").

                                 WITNESSETH THAT

     WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of September 10, 1998 (the "Employment Agreement"), pursuant to which the Company provided for the employment of the Executive and the Executive agreed to be employed by the Company, under the terms and conditions therein stated; and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement;

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1. Paragraph (i) of Section 5(a) of the Employment Agreement is hereby amended to read in its entirety as follows: (i) If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause or Disability, or the Executive terminates employment for Good Reason, the Company (A) shall pay to the
          Executive,  in a single  lump sum,  (I) the  Accrued  Obligations  (as defined in Section 5(b) below), (II) the aggregate amount of the salary and Annual Incentive Compensation that he would have received if he had remained employed for the Severance Period (assuming that the Annual Incentive Compensation for such period would have equaled the higher of (X) the target amounts of such Annual Incentive Compensation as in effect immediately before the Date of Termination,
          (Y) the average amount of Annual Incentive Compensation that Executive received for the three most recent years before the Date of Termination, or (Z) the Annual Incentive Compensation received by Executive for the year preceding the year in which the Date of
          Termination occurred), and (III) at the Executive's option, the actuarial equivalent of the additional benefit accrual under the SERP provided for in Clause (B) of paragraph (a)(i) of Section 5 below (for the purposes of determining the actuarial equivalent of such additional benefit accrual, the actuarial assumptions shall be no less favorable to the Executive than those in effect under the SERP on the Date of Termination); (B) shall cause the Executive to continue to accrue benefits under the SERP during the Severance Period, subject to the right of the Executive to receive such additional benefit accrual in lump sum, as specified in Clause (A) of paragraph (a)(i) of Section 5 above; and (C) shall continue to provide the Executive with the Life Insurance Coverage and the benefits set forth in Clause (B) of paragraph (c)(iii) of Section 3, as if he had remained employed by the Company pursuant to this Agreement during the Severance Period and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in Section 3(c)(iii)); PROVIDED, that to the extent such benefits cannot be provided pursuant to the plan or program maintained by the Company for its executives, the Company shall proved such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and PROVIDED, further, that during any period when the Executive its eligible to receive welfare benefits of the type described in Clause (B) of paragraph (c)(iii) of Section 3 under another employer-provided plan, the corresponding benefits provided by the Company under this paragraph (a)(i) of Section 5 may be made secondary to those provided under such other plan. For purposes of such continued accrual of benefits under the SERP, the Executive shall be considered to have remained employed for a period equal to the Severance Period, with annual compensation equal to (x) the amount required to be paid under clause (A)(II) of the preceding sentence, divided by (y) the number of years and fractions thereof in the Severance Period, and then to have terminated his employment. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable through the end of their respective terms, without regard to the termination of the Executive's Employment. The payments and benefits provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy thereof. For
          purposes  of  this  Agreement,   the  Pro  Rata  Long-Term   Incentive
          Compensation means the amount of Long-Term compensation that the Executive would have received with respect to each applicable performance period that begins before and ends after the Date of Termination, assuming such compensation had been paid at target, and pro-rated to reflect the portions of the applicable performance period that ends on the Date of Termination.

                  IN WITNESS WHEREOF, the Executive has executed this Agreement and, pursuant to authorization of its Board of Directors, the Company has caused this



Agreement to be executed in its name and on its behalf, all as of the day and year first above written.

                                                   KEYSPAN  CORPORATION
                                                   d/b/a KEYSPAN ENERGY


                                                   ----------------
                                                   Robert B. Catell